BELL CROSSING - TENNESSEE

BROOKSIDE VILLAGE - MICHIGAN

CAPE MAY KOA - NEW JERSEY

WILDWOOD COMMUNITY
ILLINOIS

Press Release & Supplemental Operating & Financial Data

THIRD QUARTER 2016

SUN

SUN COMMUNITIES, INC.

NEWS RELEASE
November 1, 2016

Sun Communities, Inc. Reports 2016 Third Quarter Results

Southfield, Michigan, November 1, 2016 - Sun Communities, Inc. (NYSE: SUI) (the "Company"), a real estate investment trust ("REIT") that owns and operates manufactured housing ("MH") and recreational vehicle ("RV") communities, today reported its third quarter results.

Financial Results for the Quarter and Nine Months Ended September 30, 2016

For the quarter ended September 30, 2016, total revenues increased $64.3 million, or 34.7 percent, to $249.7 million compared to $185.4 million for the same period in 2015. Net income available for Common Stockholders was $18.9 million, or $0.27 per diluted common share, as compared to $28.8 million, or $0.53 per diluted common share, for the same period in 2015.

For the nine months ended September 30, 2016, total revenues increased $108.6 million, or 21.4 percent, to $615.1 million compared to $506.5 million for the same period in 2015. Net income available for Common Stockholders for the nine months ended September 30, 2016 was $19.0 million, or $0.30 per diluted common share, as compared to $47.9 million, or $0.90 per diluted common share, for the same period in 2015.

“Our strong third quarter results demonstrate the consistent growth profile of our portfolio. With home sales solidly ahead of last year in both the third quarter and year to date, the ongoing demand for manufactured housing in our high quality communities is clearly evident,” said Gary A. Shiffman, Chairman and CEO. “I am pleased with the integration of the Carefree assets, which are performing ahead of expectations, as we employ our experience and expertise as a consolidator in this space. With both site expansion opportunities, and selective acquisitions such as the four communities purchased during and subsequent to the quarter, we continue to be well-positioned to drive ongoing growth across our platform.”

Non-GAAP Financial Measures and Portfolio Performance

•
For the quarter ended September 30, 2016, Funds from Operations (“FFO”)(1) excluding certain items was $1.13 per diluted share and OP unit ("Share") for the three months ended September 30, 2016, as compared to $1.05 in the prior year, an increase of 7.6 percent.

•	Home sales increased by 43.0 percent as compared to the third quarter of 2015.

•	Revenue producing sites increased by 292 sites for the quarter bringing total portfolio occupancy to 96.2 percent, up 250 basis points from the third quarter of 2015.

•	For the quarter, same community Net Operating Income ("NOI")(1) increased by 6.0 percent as compared to the three months ended September 30, 2015.

i

OPERATING HIGHLIGHTS

Community Occupancy

Total portfolio occupancy increased to 96.2 percent at September 30, 2016 from 93.7 percent at September 30, 2015. During the third quarter of 2016, revenue producing sites increased by 292 sites, as compared to 358 revenue producing sites gained in the third quarter of 2015.

Revenue producing sites gained during the nine months ended September 30, 2016 were 1,385 as compared to 1,357 revenue producing sites gained during the nine months ended September 30, 2015.

Same Community Results

For the 219 communities owned throughout 2016 and 2015, third quarter 2016 total revenues increased 5.9 percent and total expenses increased 5.6 percent, resulting in an increase in NOI(1) of 6.0 percent over the third quarter of 2015.  Same community occupancy increased to 96.4 percent at September 30, 2016 from 94.2 percent at September 30, 2015.

For the nine months ended September 30, 2016, total revenues increased 6.0 percent and total expenses increased 5.1 percent, resulting in an increase in NOI(1) of 6.4 percent over the nine months ended September 30, 2015.

Home Sales

Total home sales were 895 for the third quarter as compared to 626 homes sold during the third quarter of 2015, a 43.0 percent increase.

During the nine months ended September 30, 2016, the Company sold 2,410 homes as compared to the 1,745 homes sold during the same period ending 2015, resulting in an additional 665 homes sold during 2016, or a 38.1 percent increase.

Rental homes sales, which are included in total home sales, were 286 and 223 for the three months ended and 858 and 611 for the nine months ended September 30, 2016 and 2015, respectively.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

For the quarter ended September 30, 2016, the Company closed on $139.0 million of debt with a weighted average interest rate of 3.84 percent and maturities ranging between seven and ten years. Subsequent to quarter end, the Company completed a $58.5 million secured borrowing that bears interest at a fixed rate of 3.33 percent and has a seven-year term. During the quarter, the Company also repaid three mortgage loans totaling $62.1 million.

As of September 30, 2016, the Company had approximately $3.1 billion of debt outstanding. The weighted average interest rate was 4.56 percent and the weighted average maturity was 8.6 years. The Company had $69.8 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve month EBITDA(1)(7) ratio was 7.7 times.

Equity Transactions

In September 2016, the Company completed an underwritten registered public equity offering of 3,737,500 shares at a net price of $75.89 per share for proceeds of $283.6 million. The Company used the proceeds of the offering to repay borrowings outstanding under the Company's revolving line of credit.

During the quarter the Company sold 620,828 shares of common stock through its At the Market equity sales program at a weighted average price of $76.81 per share. Net proceeds from the sales were $47.1 million.

PORTFOLIO ACTIVITY

Acquisitions (2)

During the quarter and also subsequent to September 30, 2016, the Company acquired four communities for total consideration of $41.0 million. The communities, located in Colorado, Michigan, New York, and Virginia, contain 964 RV sites and have expansion potential of approximately 400 sites.

These resorts are located in high demand destination locations and will undergo repositioning or expansion activities to fully realize the inherent value in the zoned and entitled land that was previously under-managed or under-utilized.

GUIDANCE 2016

The Company expects FFO(1) per Share excluding certain items for fourth quarter 2016 to be in the range of $0.89 to $0.91 per Share.  This revised range includes a $0.03 to $0.04 per Share impact from the third quarter equity offerings, partially offset by a higher expected contribution from the Carefree portfolio. Guidance also includes expenses related to Hurricane Matthew as an adjustment to FFO(1) excluding certain items.

The Company anticipates full year same community NOI(1) growth of 6.7 percent to 6.9 percent. This revised outlook reflects transient RV revenues which were impacted by weather in a few communities in the third quarter, along with higher real estate tax assessments on a year to date basis.

Estimates of FFO(1) per Share excluding certain items assume certain non-core items are adjusted from
FFO(1).  The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results.  The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption "Forward-Looking Statements."

EARNINGS CONFERENCE CALL

A conference call to discuss third quarter operating results will be held on Tuesday, November 1, 2016 at 11:00 A.M. (ET). To participate, call toll-free 877-407-4018. Callers outside the U.S. or Canada can access the call at 201-689-8471. A replay will be available following the call through November 15, 2016 and can be accessed toll-free by calling 877-870-5176 or by calling 858-384-5517. The Conference ID number for the call and the replay is 13646698. The conference call will be available live on Sun Communities' website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of September 30, 2016, owned or had an interest in a portfolio of 339 communities comprising approximately 117,000 developed sites in 29 states and Ontario.

For more information about Sun Communities, Inc., please visit the website at www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Forward-Looking Statements

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate," "guidance," and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled "Risk Factors" contained in the Company's 2015 Annual Report on Form 10-K, the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 2016, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

v

Investor Information

RESEARCH COVERAGE

	BMO Capital Markets	Paul Adornato
(212) 885-4170
paul.adornato@bmo.com

	Citi Research	Michael Bilerman/Nicholas Joseph
(212) 816-1383
michael.bilerman@citi.com
nicholas.joseph@citi.com

	Evercore ISI	Steve Sakwa
(212) 446-9462
steve.sakwa@evercoreisi.com

Gwen Clark
(212) 446-5611
gwen.clark@evercoreisi.com

	Green Street Advisors	Dave Bragg
(949) 640-9780
dbragg@greenst.com

	Robert W. Baird & Co.	Drew Babin
(215) 553-7816
dbabin@rwbaird.com

	Wells Fargo	Todd Stender
(212) 214-8067
todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our investor relations department.

	At Our Website	www.suncommunities.com

	By Email	investorrelations@suncommunities.com

	By Phone	(248) 208-2500

3rd Quarter 2016 Supplemental Information     1               Sun Communities, Inc.

Portfolio Overview
(As of September 30, 2016)

4,938
226
473
404
549
24,591
1,370
682
1,521
149
324
413
1,277
5,275
2,335
1,652
3,401
2,913
3,009
916
1,187
976
698
4,614
237
672
418
1,150
7,534
43,348
Number of Sites: **117,252**
Headquarters

3rd Quarter 2016 Supplemental Information     2               Sun Communities, Inc.

Balance Sheets
(amounts in thousands)

	Quarter Ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
ASSETS:
Land	$1,072,964	$458,349	$456,380	$451,340	$457,279
Land improvements and buildings	4,682,920	5,294,663	3,586,969	3,535,909	3,604,444
Rental homes and improvements	485,340	477,875	469,217	460,480	478,764
Furniture, fixtures and equipment	125,603	107,123	104,855	102,746	98,567
Land held for future development	23,497	23,497	23,047	23,047	23,659
Investment property	6,390,324	6,361,507	4,640,468	4,573,522	4,662,713
Accumulated depreciation	(977,486)	(928,882)	(889,941)	(852,407)	(879,184)
Investment property, net	5,412,838	5,432,625	3,750,527	3,721,115	3,783,529
Cash and cash equivalents	69,829	31,441	410,408	45,086	23,917
Inventory of manufactured homes	24,147	29,044	16,636	14,828	15,263
Notes and other receivables, net	87,856	76,466	54,124	47,972	49,201
Collateralized receivables, net (3)	143,888	144,017	142,944	139,768	138,241
Other assets, net	166,148	109,598	188,247	213,030	95,728
Total assets, net	$5,904,706	$5,823,191	$4,562,886	$4,181,799	$4,105,879
LIABILITIES:
Mortgage loans payable	$2,854,831	$2,792,021	$2,114,818	$2,125,267	$2,197,359
Secured borrowings (3)	144,522	144,684	143,664	140,440	138,887
Preferred OP units - mandatorily redeemable	45,903	45,903	45,903	45,903	45,903
Lines of credit	57,737	357,721	58,065	24,687	166,677
Distributions payable	51,100	47,992	45,351	41,265	38,819
Other liabilities	275,650	257,423	184,102	184,859	190,284
Total liabilities	3,429,743	3,645,744	2,591,903	2,562,421	2,777,929
Series A-4 Preferred Stock	50,227	50,227	61,732	61,732	68,633
Series A-4 preferred OP units	19,906	20,266	20,762	21,065	20,982
STOCKHOLDERS' EQUITY:
Series A Preferred Stock	34	34	34	34	34
Common stock	730	686	646	584	545
Additional paid-in capital	3,313,905	2,980,382	2,706,657	2,319,314	2,079,139
Accumulated other comprehensive (loss) income	(4,876)	1	—	—	—
Distributions in excess of accumulated earnings	(975,511)	(947,988)	(896,896)	(864,122)	(916,961)
Total SUI stockholders' equity	2,334,282	2,033,115	1,810,441	1,455,810	1,162,757
Noncontrolling interests:
Common and preferred OP units	73,284	76,166	80,018	82,538	76,914
Consolidated variable interest entities	(2,736)	(2,327)	(1,970)	(1,767)	(1,336)
Total noncontrolling interest	70,548	73,839	78,048	80,771	75,578
Total stockholders' equity	2,404,830	2,106,954	1,888,489	1,536,581	1,238,335
Total liabilities & stockholders' equity	$5,904,706	$5,823,191	$4,562,886	$4,181,799	$4,105,879

3rd Quarter 2016 Supplemental Information     3               Sun Communities, Inc.

Statements of Operations
(amounts in thousands, except per share amounts)

	Three Months Ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
REVENUES:
Income from real property (excluding transient revenue)	$158,020	$129,117	$119,084	$117,604	$119,784
Transient revenue	26,304	10,884	10,151	5,568	17,764
Revenue from home sales	31,211	26,039	24,737	25,169	18,991
Rental home revenue	12,031	11,957	11,708	11,756	11,856
Ancillary revenues	16,446	7,383	4,613	3,576	12,511
Interest	4,705	4,672	3,945	4,074	3,987
Brokerage commissions and other income, net	984	747	406	491	462
Total revenues	249,701	190,799	174,644	168,238	185,355

EXPENSES:
Property operating and maintenance	57,089	37,067	31,201	33,360	38,716
Real estate taxes	12,384	10,153	9,585	8,683	8,520
Cost of home sales	21,935	18,684	18,184	19,296	13,386
Rental home operating and maintenance	6,350	5,411	5,876	6,841	7,031
Ancillary expenses	8,539	5,201	3,508	3,888	6,936
Home selling expenses	3,553	2,858	2,278	2,079	1,910
General and administrative	16,575	16,543	13,792	10,511	12,670
Transaction costs	4,191	20,979	2,721	4,653	1,664
Depreciation and amortization	61,483	49,670	48,412	47,530	44,695
Interest	33,800	28,428	26,294	28,066	27,453
Interest on mandatorily redeemable preferred OP units	789	787	787	790	790
Total expenses	226,688	195,781	162,638	165,697	163,771
Income / (loss) before other items	23,013	(4,982)	12,006	2,541	21,584
Gains on disposition of properties, net	—	—	—	98,430	18,190
Provision for income taxes	(283)	(56)	(228)	71	(77)
Income tax expense - reduction of deferred tax asset	—	—	—	(1,000)	—
Income from affiliate transactions	500	—	—	—	—
Net income / loss	23,230	(5,038)	11,778	100,042	39,697
Less: Preferred return to preferred OP units	(1,257)	(1,263)	(1,273)	(1,281)	(1,302)
Less: Amounts attributable to noncontrolling interests	(879)	695	(276)	(6,922)	(2,125)
Less: Preferred stock distribution	(2,197)	(2,197)	(2,354)	(2,440)	(3,179)
Less: Preferred stock redemption costs	—	—	—	—	(4,328)
NET INCOME / (LOSS) ATTRIBUTABLE TO SUI	$18,897	$(7,803)	$7,875	$89,399	$28,763
Weighted average common shares outstanding:
Basic	68,655	64,757	57,736	56,181	53,220
Diluted	69,069	64,757	58,126	57,639	53,665
Earnings (loss) per share:
Basic	$0.27	$(0.12)	$0.14	$1.57	$0.53
Diluted	$0.27	$(0.12)	$0.14	$1.56	$0.53

3rd Quarter 2016 Supplemental Information     4               Sun Communities, Inc.

Summary of Securities Outstanding as of September 30, 2016
(units/stock/shares in thousands)

	Number of Units/Stock/Shares Outstanding	Conversion Rate	If Converted	Issuance Price per unit	Annual Distribution Rate
Convertible Securities
Series A-1 preferred OP Units	376	2.43902	917	$100	6.0%
Series A-3 preferred OP Units	40	1.8605	74	$100	4.5%
Series A-4 preferred OP Units	743	0.444444	330	$25	6.5%
Series C preferred OP Units	333	1.11	370	$100	4.0%
Common OP Units	2,838	1.0	2,838	N/A	Mirrors the Common Share distributions
Series A-4 cumulative convertible Preferred Stock	1,682	0.444444	748	$25	6.5%

Non-Convertible Securities
Preferred Stock ( SUI-PrA)	3,400	N/A	N/A	$25	7.125%

Common Shares	73,027	N/A	N/A	N/A	$2.60*
* Annual distribution is based on the last quarter distribution annualized.

3rd Quarter 2016 Supplemental Information     5               Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

3rd Quarter 2016 Supplemental Information     6               Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Funds from Operations
(amounts in thousands except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income attributable to Sun Communities, Inc. common stockholders	$18,897	$28,763	$18,969	$47,926
Adjustments:
Preferred return to preferred OP units	616	—	1,858	—
Amounts attributable to noncontrolling interests	685	1,174	255	1,554
Preferred distribution to Series A-4 preferred stock	683	1,666	—	—
Depreciation and amortization	61,809	45,014	159,225	130,247
Gain on disposition of properties, net	—	(18,190)	—	(26,946)
Gain on disposition of assets, net	(4,667)	(2,937)	(12,226)	(7,065)
Funds from operations ("FFO") attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (5)	78,023	55,490	168,081	145,716
Adjustments:
Transaction costs	4,191	1,664	27,891	13,150
Other acquisition related costs (4)	1,467	—	1,467	—
Income from affiliate transactions	(500)	—	(500)	(7,500)
Preferred stock redemption costs	—	4,328	—	4,328
Extinguishment of debt	—	—	—	2,800
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items (1) (5)	$83,181	$61,482	$196,939	$158,494

Weighted average common shares outstanding - basic:	68,655	53,220	63,716	52,855
Add:
Common stock issuable upon conversion of stock options	8	14	10	16
Restricted stock	406	431	437	400
Common stock issuable upon conversion of Series A-4 preferred stock	747	1,826	—	—
Common OP units	2,856	2,874	2,861	2,783
Common stock issuable upon conversion of Series A-1 preferred OP units	920	—	932	—
Common stock issuable upon conversion of Series A-3 preferred OP units	75	—	75	—
Weighted average common shares outstanding - fully diluted	73,667	58,365	68,031	56,054

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (5) per Share - fully diluted	$1.06	$0.95	$2.47	$2.60
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (5) per Share excluding certain items - fully diluted	$1.13	$1.05	$2.89	$2.83

3rd Quarter 2016 Supplemental Information     7               Sun Communities, Inc.

Reconciliation of Recurring EBITDA to Net Income Attributable to Sun Communities, Inc. Common Stockholders
(amounts in thousands)

The following table reconciles Recurring EBITDA to consolidated net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
RECURRING EBITDA (1)	$123,276	$96,186	$308,378	$264,293
Interest	33,800	27,453	88,522	79,593
Interest on mandatorily redeemable preferred OP units	789	790	2,363	2,429
Depreciation and amortization	61,483	44,695	159,565	130,107
Extinguishment of debt	—	—	—	2,800
Transaction costs	4,191	1,664	27,891	13,150
Gains on disposition of properties, net	—	(18,190)	—	(26,946)
Provision for income tax	283	77	567	229
Income from affiliate transactions	(500)	—	(500)	(7,500)
Net income	23,230	39,697	29,970	70,431
Less: Preferred return to preferred OP units	1,257	1,302	3,793	3,692
Less: Amounts attributable to noncontrolling interests	879	2,125	460	3,132
Net income attributable to Sun Communities, Inc.	21,094	36,270	25,717	63,607
Less: Preferred stock distributions	2,197	3,179	6,748	11,353
Less: Preferred stock redemption costs	—	4,328	—	4,328
Net income attributable to Sun Communities, Inc., common stockholders	$18,897	$28,763	$18,969	$47,926

3rd Quarter 2016 Supplemental Information     8               Sun Communities, Inc.

Reconciliation of Net Operating Income to Net Income Attributable to Sun Communities, Inc. Common Stockholders
(amounts in thousands)

The following table reconciles net operating income to consolidated net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Real Property NOI	$114,851	$90,312	$296,081	$254,438
Rental Program NOI	21,213	20,587	64,223	62,805
Home Sales NOI/Gross profit	9,276	5,605	23,184	14,914
Ancillary NOI/Gross profit	7,907	5,575	11,194	7,325
Site rent from Rental Program (included in Real Property NOI) (6)	(15,532)	(15,762)	(46,164)	(46,440)
NOI/Gross profit	137,715	106,317	348,518	293,042
Adjustments to arrive at net income:
Other revenues	5,689	4,449	15,459	13,592
Home selling expenses	(3,553)	(1,910)	(8,689)	(5,397)
General and administrative	(16,575)	(12,670)	(46,910)	(36,944)
Transaction costs	(4,191)	(1,664)	(27,891)	(13,150)
Depreciation and amortization	(61,483)	(44,695)	(159,565)	(130,107)
Extinguishment of debt	—	—	—	(2,800)
Interest expense	(34,589)	(28,243)	(90,885)	(82,022)
Gain on disposition of properties, net	—	18,190	—	26,946
Provision for state income taxes	(283)	(77)	(567)	(229)
Income from affiliate transactions	500	—	500	7,500
Net income	23,230	39,697	29,970	70,431
Less: Preferred return to preferred OP units	1,257	1,302	3,793	3,692
Less: Amounts attributable to noncontrolling interests	879	2,125	460	3,132
Net income attributable to Sun Communities, Inc.	21,094	36,270	25,717	63,607
Less: Preferred stock distributions	2,197	3,179	6,748	11,353
Less: Preferred stock redemption costs	—	4,328	—	4,328
Net income attributable to Sun Communities, Inc., common stockholders	$18,897	$28,763	$18,969	$47,926

3rd Quarter 2016 Supplemental Information     9               Sun Communities, Inc.

Non-GAAP and Other Financial Measures

3rd Quarter 2016 Supplemental Information     10               Sun Communities, Inc.

Financial Highlights
(amounts in thousands, except per share data)

	Quarter Ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
OPERATING INFORMATION
Total revenues	$249,701	$190,799	$174,644	$168,238	$185,355
Net income (loss)	$23,230	$(5,038)	$11,778	$100,042	$39,697
Net income (loss) available for Common Stockholders	$18,897	$(7,803)	$7,875	$89,399	$28,763
Earnings (loss) per share basic	$0.27	$(0.12)	$0.14	$1.57	$0.53
Earnings (loss) per share diluted	$0.27	$(0.12)	$0.14	$1.56	$0.53

Recurring EBITDA (1)	$123,276	$94,882	$90,220	$83,580	$96,186
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1) (5)	$78,023	$37,473	$53,270	$43,282	$55,490
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items(1) (5)	$83,181	$58,452	$55,991	$48,935	$61,482
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (5) per Share - fully diluted	$1.06	$0.54	$0.86	$0.72	$0.95
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (5) per Share excluding certain items - fully diluted	$1.13	$0.85	$0.90	$0.81	$1.05

BALANCE SHEET
Total assets	$5,904,706	$5,823,191	$4,562,886	$4,181,799	$4,105,879
Total debt	$3,102,993	$3,340,329	$2,362,450	$2,336,297	$2,548,826
Total liabilities	$3,429,743	$3,645,744	$2,591,903	$2,562,421	$2,777,929

3rd Quarter 2016 Supplemental Information     11               Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
DEBT OUTSTANDING
Lines of credit	$57,737	$357,721	$58,065	$24,687	$166,677
Mortgage loans payable	2,854,831	2,792,021	2,114,818	2,125,267	2,197,359
Preferred OP units - mandatorily redeemable	45,903	45,903	45,903	45,903	45,903
Secured borrowing (3)	144,522	144,684	143,664	140,440	138,887
Total debt	$3,102,993	$3,340,329	$2,362,450	$2,336,297	$2,548,826

% FIXED/FLOATING
Fixed	93.1%	84.5%	90.7%	92.0%	87.0%
Floating	6.9%	15.5%	9.3%	8.0%	13.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Lines of credit	1.93%	1.89%	1.87%	1.62%	1.66%
Mortgage loans payable	4.30%	4.38%	4.67%	4.65%	4.69%
Preferred OP units - mandatorily redeemable	6.87%	6.87%	6.87%	6.87%	6.87%
Average before Secured borrowing	4.29%	4.13%	4.64%	4.66%	4.52%
Secured borrowing (3)	10.06%	10.09%	10.12%	10.17%	10.23%
Total average	4.56%	4.39%	4.98%	4.99%	4.83%

DEBT RATIOS
Net Debt/Recurring EBITDA (1) (7)	7.7	9.1	5.5	6.6	7.8

Net Debt/Enterprise Value	32.8%	36.6%	27.7%	34.0%	37.9%

Net Debt + Preferred Stock/Enterprise Value	34.2%	38.0%	29.7%	36.1%	40.1%

Net Debt/Gross Assets	44.1%	49.0%	35.8%	45.6%	50.7%

COVERAGE RATIOS
Recurring EBITDA/ Interest (1) (7)	3.1	3.1	3.0	3.1	3.1

Recurring EBITDA/ Interest + Pref. Distributions + Pref. Stock Distribution (1) (7)	2.9	2.8	2.7	2.6	2.7

MATURITIES/PRINCIPAL AMORTIZATION NEXT FIVE YEARS	2016	2017	2018	2019	2020
Lines of credit	$—	$—	$—	$—	$58,000
Mortgage loans payable:
Maturities	—	87,489	49,109	64,314	49,003
Weighted average rate of maturities	—%	5.96%	6.02%	6.24%	5.82%
Principal amortization	11,399	53,144	53,353	54,035	63,650
Preferred OP units - mandatorily redeemable	3,670	7,570	—	—	—
Secured borrowing (3)	1,357	5,752	6,291	6,838	7,459
Total	$16,426	$153,955	$108,753	$125,187	$178,112

3rd Quarter 2016 Supplemental Information     12               Sun Communities, Inc.

Statements of Operations – Same Community
(amounts in thousands except for percentages and other information)

	Three Months Ended September 30,					Nine Months Ended September 30,
	2016	2015		Change	% Change	2016	2015		Change	% Change
REVENUES:
Income from real property	$124,274	$117,337		$6,937	5.9%	$353,083	$332,978		$20,105	6.0%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	11,029	9,716		1,313	13.5%	29,879	27,521		2,358	8.6%
Legal, taxes & insurance	1,116	1,892		(776)	(41.0)%	4,174	5,221		(1,047)	(20.1)%
Utilities	7,954	7,564		390	5.2%	20,400	19,716		684	3.5%
Supplies and repair	5,352	5,270	(8)	82	1.6%	12,733	12,503	(8)	230	1.8%
Other	3,603	3,619		(16)	(0.5)%	9,662	9,490		172	1.8%
Real estate taxes	8,575	7,557		1,018	13.5%	26,303	23,683		2,620	11.1%
Property operating expenses	37,629	35,618		2,011	5.6%	103,151	98,134		5,017	5.1%
NET OPERATING INCOME (NOI)(1)	$86,645	$81,719		$4,926	6.0%	$249,932	$234,844		$15,088	6.4%

	As of September 30,
	2016	2015		Change	% Change
OTHER INFORMATION
Number of properties	219	219		—

Overall occupancy (9)	96.4%	94.2%	(10)	2.2%

Sites available for development	6,608	6,174		434	7.0%

Monthly base rent per site - MH	$495	$478		$17	3.5%
Monthly base rent per site - RV (11)	$432	$417		$15	3.6%
Monthly base rent per site - Total	$487	$470		$17	3.6%

3rd Quarter 2016 Supplemental Information     13               Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	Change	% Change	2016	2015	Change	% Change
REVENUES:
Rental home revenue	$12,031	$11,856	$175	1.5%	$35,696	$34,480	$1,216	3.5%
Site rent included in Income from real property	15,532	15,762	(230)	(1.5)%	46,164	46,440	(276)	(0.6)%
Rental Program revenue	27,563	27,618	(55)	(0.2)%	81,860	80,920	940	1.2%

EXPENSES:
Commissions	551	855	(304)	(35.6)%	1,710	2,441	(731)	(30.0)%
Repairs and refurbishment	3,349	3,389	(40)	(1.2)%	9,288	8,127	1,161	14.3%
Taxes and insurance	1,446	1,645	(199)	(12.1)%	4,178	4,665	(487)	(10.4)%
Marketing and other	1,004	1,142	(138)	(12.1)%	2,461	2,882	(421)	(14.6)%
Rental Program operating and maintenance	6,350	7,031	(681)	(9.7)%	17,637	18,115	(478)	(2.6)%
NET OPERATING INCOME (NOI) (1)	$21,213	$20,587	$626	3.0%	$64,223	$62,805	$1,418	2.3%

Occupied rental home information as of September 30, 2016 and 2015:
Number of occupied rentals, end of period*					10,797	11,443	(646)	(5.6)%
Investment in occupied rental homes, end of period					$453,521	$456,027	$(2,506)	(0.6)%
Number of sold rental homes*					858	611	247	40.4%
Weighted average monthly rental rate, end of period*					$879	$843	$36	4.3%

3rd Quarter 2016 Supplemental Information     14               Sun Communities, Inc.

Homes Sales Summary
(amounts in thousands except for *)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	Change	% Change	2016	2015	Change	% Change
New home sales	$9,391	$4,469	$4,922	110.1%	$20,472	$14,890	$5,582	37.5%
Pre-owned home sales	21,820	14,522	7,298	50.3%	61,515	39,669	21,846	55.1%
Revenue from home sales	31,211	18,991	12,220	64.3%	81,987	54,559	27,428	50.3%

New home cost of sales	7,896	3,739	4,157	111.2%	17,513	12,348	5,165	41.8%
Pre-owned home cost of sales	14,039	9,647	4,392	45.5%	41,290	27,297	13,993	51.3%
Cost of home sales	21,935	13,386	8,549	63.9%	58,803	39,645	19,158	48.3%

NOI / Gross Profit (1)	$9,276	$5,605	$3,671	65.5%	$23,184	$14,914	$8,270	55.5%

Gross profit – new homes	$1,495	$730	$765	104.8%	$2,959	$2,542	$417	16.4%
Gross margin % – new homes	15.9%	16.3%	(0.4)%		14.5%	17.1%	(2.6)%
Average selling price - new homes*	$90,298	$74,483	$15,815	21.2%	$89,397	$77,958	$11,439	14.7%

Gross profit – pre-owned homes	$7,781	$4,875	$2,906	59.6%	$20,225	$12,372	$7,853	63.5%
Gross margin % – pre-owned homes	35.7%	33.6%	2.1%		32.9%	31.2%	1.7%
Average selling price - pre-owned homes*	$27,585	$25,657	$1,928	7.5%	$28,205	$25,527	$2,678	10.5%

Home sales volume:
New home sales*	104	60	44	73.3%	229	191	38	19.9%
Pre-owned home sales*	791	566	225	39.8%	2,181	1,554	627	40.3%
Total homes sold*	895	626	269	43.0%	2,410	1,745	665	38.1%

3rd Quarter 2016 Supplemental Information     15               Sun Communities, Inc.

Acquisitions Summary - Properties Acquired in 2015 and 2016
(amounts in thousands except for statistical data)

	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016
REVENUES:
Income from real property (excluding transient revenue)	$58,609	$82,283
Transient revenue	10,653	15,993
Revenue from home sales	9,644	14,018
Rental home revenue	276	475
Ancillary revenues	7,508	10,101
Total revenues	86,690	122,870
COSTS AND EXPENSES:
Property operating and maintenance	37,898	46,308
Real estate taxes	3,745	5,819
Cost of home sales	6,671	9,824
Rental home operating and maintenance	80	125
Ancillary expense	3,034	4,724
Total expenses	51,428	66,800

NET OPERATING INCOME (NOI) (1)	$35,262	$56,070

		As of September 30, 2016
Other information:
Number of properties		120
Occupied sites (12)		24,191
Developed sites (12)		24,982
Occupancy % (12)		96.8%
Transient sites		8,907
Monthly base rent per site - MH		$590
Monthly base rent per site - RV (11)		$398
Monthly base rent per site - Total (11)		$506

Home sales volume:
New homes sales		63
Pre-owned homes sales		190

Occupied rental home information:
Number of occupied rentals, end of period		291
Investment in occupied rental homes (in thousands)		$7,582
Weighted average monthly rental rate		$863

3rd Quarter 2016 Supplemental Information     16               Sun Communities, Inc.

Property Summary
(includes MH and Annual/Seasonal RV’s)

COMMUNITIES	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
FLORIDA
Communities	121	121	61	61	62
Sites for development	1,259	1,259	823	823	823
Developed sites (12)	36,116	36,119	24,312	24,216	24,528
Occupied (12)	34,817	34,720	23,359	23,201	23,427
Occupancy % (12)	96.4%	96.1%	96.1%	95.8%	95.5%
MICHIGAN
Communities	67	66	66	65	70
Sites for development	2,628	2,248	2,105	2,105	2,262
Developed sites (12)	24,388	24,387	24,363	23,966	24,657
Occupied (12)	23,218	23,198	23,079	22,677	23,179
Occupancy % (12)	95.2%	95.1%	94.7%	94.6%	94.0%
TEXAS
Communities	21	21	17	16	19
Sites for development	1,455	1,347	1,347	1,347	1,599
Developed sites (12)	6,088	6,071	5,970	5,965	6,507
Occupied (12)	5,774	5,771	5,602	5,517	6,034
Occupancy % (12)	94.8%	95.1%	93.8%	92.5%	92.7%
CALIFORNIA
Communities	22	22	3	3	3
Sites for development	332	332	332	332	332
Developed sites (12)	4,797	4,864	198	198	198
Occupied (12)	4,720	4,796	192	192	191
Occupancy % (12)	98.4%	98.6%	97.0%	97.0%	96.5%
ARIZONA
Communities	11	11	10	10	11
Sites for development	358	358	393	393	393
Developed sites (12)	3,567	3,532	3,302	3,301	3,279
Occupied (12)	3,305	3,281	3,102	3,078	3,043
Occupancy % (12)	92.7%	92.9%	93.9%	93.2%	92.8%
ONTARIO
Communities	15	15	—	—	—
Sites for development	2,029	2,029	—	—	—
Developed sites (12)	3,453	3,375	—	—	—
Occupied (12)	3,453	3,375	—	—	—
Occupancy % (12)	100.0%	100.0%	—%	—%	—%
INDIANA
Communities	11	11	11	11	16
Sites for development	316	316	363	363	522
Developed sites (12)	2,900	2,900	2,900	2,900	4,913
Occupied (12)	2,712	2,700	2,674	2,628	3,865
Occupancy % (12)	93.5%	93.1%	92.2%	90.6%	78.7%

3rd Quarter 2016 Supplemental Information     17               Sun Communities, Inc.

Property Summary
(includes MH and Annual/Seasonal RV’s)

COMMUNITIES	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
OHIO
Communities	9	9	9	9	9
Sites for development	—	—	—	—	—
Developed sites (12)	2,719	2,718	2,700	2,703	2,703
Occupied (12)	2,602	2,616	2,585	2,560	2,565
Occupancy % (12)	95.7%	96.2%	95.7%	94.7%	94.9%
COLORADO
Communities	7	7	7	7	7
Sites for development	304	304	304	304	304
Developed sites (12)	2,335	2,335	2,335	2,335	2,335
Occupied (12)	2,323	2,320	2,319	2,315	2,289
Occupancy % (12)	99.5%	99.4%	99.3%	99.1%	98.0%
OTHER STATES
Communities	55	54	49	49	54
Sites for development	1,823	1,728	1,514	1,514	1,514
Developed sites (12)	14,415	14,337	13,683	13,657	14,705
Occupied (12)	13,991	13,912	13,237	13,142	13,938
Occupancy % (12)	97.1%	97.0%	96.7%	96.2%	94.8%
TOTAL - PORTFOLIO
Communities	339	337	233	231	251
% Community age restricted	33.3%	33.5%	26.2%	26.4%	25.9%
Sites for development	10,504	9,921	7,181	7,181	7,749
Developed sites (12)	100,778	100,638	79,763	79,241	83,825
Occupied (12)	96,915	96,689	76,149	75,310	78,531
Occupancy % (12)	96.2%	96.1%	95.5%	95.0%	93.7%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	7,232	6,990	2,664	2,823	2,915
Michigan	203	126	150	160	165
Texas	1,446	1,455	799	414	864
California	478	518	296	296	296
Arizona	1,047	1,055	1,096	1,087	1,053
Ontario	1,485	1,657	—	—	—
Indiana	501	501	501	501	501
Ohio	194	195	213	210	237
Maine	556	571	575	604	605
New York	484	483	489	499	511
New Jersey	1,047	1,084	995	981	987
Other States	1,801	1,864	2,099	2,092	2,055
Total transient RV sites	16,474	16,499	9,877	9,667	10,189

3rd Quarter 2016 Supplemental Information     18               Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring
	Capital	Recurring
	Expenditures	Capital	Lot		Expansion &	Revenue
	Average/Site*	Expenditures (13)	Modifications (14)	Acquisitions (15)	Development (16)	Producing (17)
2014	$227	$18,077	$9,414	$785,624	$22,196	$1,454
2015	$230	$20,344	$13,961	$1,214,482	$28,660	$4,497
YTD 2016	$149	$13,252	$13,799	$1,757,151	$34,346	$1,853

3rd Quarter 2016 Supplemental Information     19               Sun Communities, Inc.

Operating Statistics for Manufactured Homes and Annual/Seasonal RV’s

	Resident	Net Leased	New Home	Pre-owned	Brokered
MARKETS	Move-outs	Sites (18)	Sales	Home Sales	Re-sales
Michigan	326	251	6	986	112
Florida	232	494	119	229	653
Texas	106	162	9	290	39
Indiana	44	84	—	160	5
Ohio	80	42	1	85	4
Arizona	37	94	26	17	93
Colorado	8	8	15	158	32
Other states	346	250	53	256	350
YTD ended September 30, 2016	1,179	1,385	229	2,181	1,288

	Resident	Net Leased	New Home	Pre-owned	Brokered
TOTAL FOR YEAR ENDED	Move-outs	Sites (18)	Sales	Home Sales	Re-sales
2015	1,344	1,905	273	2,210	1,244
2014	1,504	1,890	113	1,853	618

	Resident	Resident
PERCENTAGE TRENDS	Move-outs	Re-sales
YTD 2016	1.9%	6.5%
2015	2.0%	5.9%
2014	2.6%	5.0%

3rd Quarter 2016 Supplemental Information     20               Sun Communities, Inc.

Footnotes and Definitions

(1)
Investors in and analysts following the real estate industry utilize funds from operations (FFO), net operating income (NOI), and recurring earnings before interest, tax, depreciation and amortization (Recurring EBITDA) as supplemental performance measures. We believe FFO, NOI, and Recurring EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. Recurring EBITDA, a metric calculated as EBITDA exclusive of certain nonrecurring items, provides a further tool to evaluate ability to incur and service debt and to fund dividends and other cash needs. In addition, FFO, NOI, and Recurring EBITDA are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period over period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from net income (loss). Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. The Company also uses FFO excluding certain items, which excludes certain gain and loss items that management considers unrelated to the operational and financial performance of our core business. We believe that this provides investors with another financial measure of our operating performance that is more comparable when evaluating period over period results.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure that, when combined with measures computed in accordance with GAAP such as net income (loss), cash flow from operating activities, investing activities and financing activities, provide investors with an indication of our ability to service debt and to fund acquisitions and other expenditures. Other REITs may use different methods for calculating FFO, accordingly, our FFO may not be comparable to other REITs.

NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Because of the inclusion of items such as interest, depreciation, and amortization, the use of net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant

3rd Quarter 2016 Supplemental Information     21               Sun Communities, Inc.

costs, therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

EBITDA is defined as NOI plus other income, plus (minus) equity earnings (loss) from affiliates, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations. The Company believes that net income (loss) is the most directly comparable GAAP measurement to EBITDA.

FFO, NOI, and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, and EBITDA should not be considered as alternatives to net income (loss) (calculated in accordance with GAAP) for purposes of evaluating our operating performance, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, and EBITDA as calculated by us may not be comparable to similarly titled, but differently calculated, measures of other REITs or to the definition of FFO published by NAREIT.

(2) The consideration amounts presented with respect to acquired communities represent the economic transaction and do not contemplate the fair value purchase accounting required by GAAP.

(3) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate/amount.

(4) These costs represent the first year expenses incurred to bring acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy. These costs are expected to become more significant in connection with the size of our acquisitions, and are therefore included as an adjustment to FFO in the three and nine months ended September 30, 2016. The Company incurred $0.5 million and $1.7 million of these first year expenses in the three and nine month periods ended September 30, 2015, respectively, and had a similar adjustment been made, FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities per share excluding certain items would have been $1.06 and $2.86 for the three and nine months ended September 30, 2015, respectively.

(5) The effect of certain anti-dilutive convertible securities is excluded from these items.

(6) The renter's monthly payment includes the site rent and an amount attributable to the leasing of the home. The site rent is reflected in Real Property NOI. For purposes of management analysis, the site rent is included in the Rental Program revenue to evaluate the incremental revenue gains associated with implementation of the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on our operations.

(7) The coverage ratios are calculated using the trailing 12 months for the period ended and have been adjusted to exclude: depreciation and amortization; income taxes; interest expense; transaction costs; extinguishment of debt; income from affiliate transactions; gain on dispositions; and gain on settlement. See Statement of Operations on page 4 for detailed amounts.

(8) Three and nine months ended September 30, 2015 excludes $0.5 million and $1.7 million of first year expenses for properties acquired in late 2014 and 2015 incurred to bring the properties up to Sun's operating standards. These costs did not meet the Company's capitalization policy.

(9) Includes manufactured housing (MH) and annual/seasonal recreational vehicle (RV) sites, and excludes transient RV sites and recently completed but vacant expansion sites.

(10) Occupancy reflects current year gains from expansion sites and the conversion of transient RV guests to annual/seasonal RV contracts as vacant in 2015.

(11) Monthly base rent per site pertains to annual/seasonal RV sites and excludes transient RV sites.

(12) Includes MH and annual/seasonal RV sites, and excludes transient RV sites.

(13) Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, and pool improvements; clubhouse

3rd Quarter 2016 Supplemental Information     22               Sun Communities, Inc.

renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.

(14) Includes capital expenditures which improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities which are mandated by strict manufacturer’s installation requirements and state building code include items such as new foundations, driveways, and utility upgrades.

(15) Acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. Acquisitions also include deferred maintenance identified during due diligence and those capital improvements necessary to bring the community up to Sun’s standards. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, they sometimes require up to twelve months after closing to complete.

(16) Expansion and development costs consist primarily of construction costs and costs necessary to complete home site improvements.

(17)
Capital costs related to revenue generating activities, consisting primarily of garages, sheds, and sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.

(18) Net leased sites do not include occupied sites acquired in that year.

3rd Quarter 2016 Supplemental Information     23               Sun Communities, Inc.